EXHIBIT 5.2

               , 200

Board of Directors
Hollywood Entertainment Corporation
9275 S.W. Peyton Lane
Wilsonville, Oregon 97070

Re:	Hollywood Entertainment Corporation Registration Statement on Form S-3 for $126,500,000 of Common Stock and $300,000,000 of Debt Securities

Ladies and Gentlemen:

    We are acting as counsel to Hollywood Entertainment Corporation, an Oregon corporation (the "Company"), and Hollywood Management Company, an Oregon corporation and a wholly-owned subsidiary of the Company ("HMC"), in connection with the possible issuance and sale from time to time by the Company of up to $300,000,000 of its debt securities (together with any guarantee(s) thereof by HMC, the "Debt Securities"), as contemplated by the Company's Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is Exhibit 5.2. The Debt Securities are to be issued under an Indenture, dated as of December   , 2001 (the "Indenture"), between the Company, as issuer, HMC, as potential guarantor, and BNY Western Trust Company, as trustee (the "Trustee").

    This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

    In rendering this opinion, we have examined the Indenture and such other documents and instruments as we deemed necessary or appropriate for purposes of this opinion. In our examination of such documents and instruments, we have assumed the authenticity of all documents and instruments submitted to us as originals, the conformity to originals of all documents and instruments submitted to us as copies and the authenticity of the originals of such documents and instruments.

    This opinion relates solely to the laws of the State of New York, and we express no opinion with respect to the effect or applicability of the laws of any other jurisdictions.

    On the basis of our examination of the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

      The Debt Securities, when (a) duly executed by the Company and, to the extent applicable, HMC and authenticated by the Trustee in accordance with the provisions of the Indenture and issued and sold in accordance with the Registration Statement and (b) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will constitute valid and binding obligations of the Company and, to the extent applicable, HMC.

    In rendering this opinion, we have assumed without independent investigation or verification (i) the accuracy of the statements expressed as opinions in the opinion of Stoel Rives LLP set forth as Exhibit 5.1 to the Registration Statement (as though such statements were statements of fact) and the absence of any events or circumstances that would cause such statements to cease to be accurate as of any time relevant to this opinion, (ii) that the Debt Securities, at all times relevant to this opinion, will continue to be duly authorized by the Company and, to the extent applicable, HMC, (iii) that the Trustee is qualified to act as trustee under the Indenture and that the Indenture is, and any supplemental indenture will be, a valid and binding obligation of the Trustee, (iv) that the definitive terms of each series of the Debt Securities not presently provided for in the Indenture will have been established in accordance with all applicable provisions of law, the Indenture, the Company's and HMC's respective Articles of Incorporation and By-Laws and the authorizing resolutions of the respective Boards of Directors of the Company and HMC, and reflected in appropriate documentation approved by us and duly executed and delivered by the Company and, to the extent applicable, HMC and duly authorized, executed and delivered by any other appropriate party, (v) that the interest rate on the Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law, (vi) that the Registration Statement, and any amendments thereto, will have become effective and the Indenture will have become qualified under the Trust Indenture Act of 1939, (vii) that a prospectus supplement describing each series of Debt Securities offered pursuant to the Registration Statement will have been filed with the Securities and Exchange Commission, and (viii) that all Debt Securities will be issued in compliance with applicable federal and state securities laws.

    The opinion set forth above is subject to the following additional qualifications, limitations and exceptions:

  (a)
  The enforceability of the obligations of the Company and HMC under the Indenture and the Debt Securities may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally and (ii) general equitable principles (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing.

  (b)
  We express no opinion as to:
(i)	any provisions of the Indenture or the Debt Securities purporting to establish an evidentiary standard or to authorize conclusive determinations by any party thereto or any other person or allowing any party thereto or any other person to make determinations in its sole discretion;
(ii)	any provisions of the Indenture or the Debt Securities pursuant to which either the Company or HMC agrees to make payments without set-off, defense or counterclaim;
(iii)
any remedial provisions of the Indenture or the Debt Securities including, without limitation, any waivers therein, which purport to permit any Person to exercise remedies with respect to the Company or HMC otherwise in compliance with applicable laws;
(iv)
any provisions of the Indenture or the Debt Securities relating to indemnification, contribution, exculpation or disclaimers of implied covenants and obligations, to the extent any such provision is contrary to public policy or prohibited by law (including, without limitation, federal and state securities laws);
(v)
any provisions of the Indenture or the Debt Securities providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens, in connection with any litigation arising out of or pertaining to the Indenture or the Debt Securities;
(vi)
any provisions of the Indenture or the Debt Securities purporting to waive illegality as a defense to the performance of obligations thereunder or purporting to waive any other defense to such performance which cannot, as a matter of law, be effectively waived;
(vii)	any provision of the Indenture or the Debt Securities permitting modification thereof only by means of an agreement in writing signed by the parties thereto; or
(viii)	any provision of the Indenture or the Debt Securities requiring payment of attorneys' fees, except to the extent a court determines such fees to be reasonable.

    We consent to the filing of the form of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

    We understand that prior to offering for sale any Debt Securities you will advise us in writing of the terms of the offering and of such Debt Securities and will afford us an opportunity to review the operative documents (including the applicable prospectus supplement) pursuant to which the Debt Securities are to be offered, sold, and issued and will file as an exhibit to the Registration Statement any supplement or amendment to this opinion, if any, we reasonably consider necessary or appropriate by reason of the terms of such Debt Securities or any changes in the Company's capital structure or other pertinent circumstances.

    This opinion is rendered solely to you in connection with the above-referenced matter and may not be relied upon by you for any other purpose or delivered to, or quoted or relied upon by, any other Person without our prior written consent. This opinion is expressly limited to the matters set forth above and we render no other opinion and express no other belief, whether by implication or otherwise, as to any other matters. This opinion is rendered as of the date hereof, and we assume no obligation to advise you of any facts, circumstances, events or developments that may be brought to our attention in the future, which facts, circumstances, events or developments may alter, affect or modify the opinion expressed herein.

Very truly yours,

BROBECK, PHLEGER & HARRISON LLP